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                          Consent of Millward & Co.,
                   Independent Certified Public Accountants
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CONSENT OF INDEPENDENT ACCOUNTS




We hereby consent to the use in the Registration Statement of our report dated September 2, 1997 relating to the financial statements of Win-Gate Equity Group, Inc., which appears in the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.





Millward & Co., CPAs
Fort Lauderdale, Florida



October 1, 1997




















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